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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2004

AVAYA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 953-6000

Item 5.    Other Items

        On February 10, 2004, Avaya Inc. ("Avaya" or the "Company") filed its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2003 (the "December 2003 Form 10-Q"). In October 2003, the Company agreed to sell, and in January 2004 completed the sale of, certain assets and liabilities of its Connectivity Solutions business, except for certain remaining international operations that will be completed later this year. Accordingly, for financial statement purposes, the assets, liabilities, results of operations and cash flows of the Company's Connectivity Solutions business was segregated from those of continuing operations and presented in the Company's financial statements as of and for the quarter ended December 31, 2003 as discontinued operations.

        In order to present the financial information included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 (the "2003 Form 10-K") on a basis consistent with the financial information included in the December 2003 Form 10-Q, attached hereto as Exhibit 99.1 is the selected financial data, financial statements and related footnotes and management's discussion and analysis of financial condition and results of operations from the 2003 Form 10-K, in each case restated to present the assets, liabilities, results of operations and cash flows of the Connectivity Solutions business as discontinued operations. In addition, the Company moved its professional services organization from Enterprise Communications Group, or ECG, segment to the Services segment to expand the organization's focus into a multi-vendor environment. The Company also allocated a portion of the results attributed to its third-party leasing arrangement from ECG to Small and Medium Business Solutions segment based on the relative contribution of the arrangement to the sale of each segment's products. Accordingly, amounts have been restated to reflect these changes.

        In addition, in Note 3 to the Consolidated Financial Statements included in the report on Form 10-Q for the quarterly period ended December 31, 2003, the Company erroneously reported certain unaudited pro forma financial information regarding its acquisition of substantially all the assets and certain liabilities of Expanets, Inc. as follows.

        The following unaudited pro forma financial information presents the Company's results as if the Expanets acquisition and the sale of a portion of the Expanets business had occurred at the beginning of the respective periods:

	Three Months Ended December 31
	2003	2002
Revenue	$1,019	$990
Net income (loss)	$25	$(162)
Earnings (loss) per share—basic and diluted	$0.06	$(0.44)

        The correct amounts are as follows:

        The following unaudited pro forma financial information presents the Company's results as if the Expanets acquisition and discontinued operations presentation of a portion of the Expanets business had occurred at the beginning of the respective periods:

	Three Months Ended December 31
	2003	2002
Revenue	$1,019	$990
Net loss	$(6)	$(183)
Loss per share—basic and diluted	$(0.02)	$(0.50)

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Item 7.    Financial Statements and Exhibits.

        The following Financial Statements are attached as Exhibits and incorporated by reference.

99.1
Financial information for the fiscal year ended September 30, 2003.

99.2
Consent of PricewaterhouseCoopers LLP.

Item 9.    Regulation FD Disclosure.

        The information in this Item 9 of this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. This Item 9 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

        The Company is providing the following non-public information as required by Regulation FD. Such information was disclosed to certain financial institutions after the close of trading on the New York Stock Exchange on February 11, 2004.

        The Company reaffirmed the gross margin, operating income and revenue guidance it gave at the time of its first fiscal quarter earnings announcement.    The Company expects gross margin in the second fiscal quarter to be roughly 46 percent and operating income for the quarter to be at least at the $52 million level the company reported in its first fiscal quarter of 2004.

        As previously discussed, the Company expects to see revenues in the second fiscal quarter related to its acquisition of Expanets to be at the low end of the range of $40 million to $50 million per quarter.

        While the Company's revenue expectations are slightly lower than at the time of its January 2004 earnings call, it still expects sequential revenue growth in the second fiscal quarter in its core business.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: February 12, 2004	By:	/s/ GARRY K. MCGUIRE Name: Garry K. McGuire Title: Chief Financial Officer and Senior Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Financial information for the fiscal year ended September 30, 2003.
99.2	Consent of PricewaterhouseCoopers LLP.

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SIGNATURES
EXHIBIT INDEX